Exhibit 10.5
FOURTH AMENDMENT TO REVOLVING LOAN CREDIT AGREEMENT
This FOURTH AMENDMENT TO REVOLVING LOAN CREDIT AGREEMENT (this “Amendment”), dated as of April 3, 2012, by and among VISTEON CORPORATION, a Delaware corporation (“Visteon”), and certain of its domestic subsidiaries signatory hereto, as borrowers (collectively, referred to herein as the “Borrowers” and each, individually, as a “Borrower”); the other Credit Parties signatory hereto; MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (together, with any permitted successor in such capacity, “Agent”); MSSF and Bank of America, N.A., as co-collateral agents for the Lenders (the “Co-Collateral Agents”); and the Lenders and L/C Issuers signatory hereto.
W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, the financial institutions party thereto as “Lenders” (the “Lenders”), Agent and the other agents party thereto are parties to that certain Revolving Loan Credit Agreement, dated as of October 1, 2010, as amended by that certain First Amendment to Revolving Loan Credit Agreement, dated as of January 27, 2011, as amended by that certain Second Amendment to Revolving Loan Credit Agreement, dated as of April 6, 2011, and as amended by that certain Third Amendment to Revolving Loan Credit Agreement, dated as of June 15, 2011 (as may be further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and
WHEREAS, the Borrowers have requested that certain terms and conditions of the Credit Agreement be amended, and the Requisite Lenders and Agent have agreed to the requested amendments on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:
Section 1.    Amendments to the Credit Agreement.
(a)    Section 5.2 of the Credit Agreement, “Collateral Reporting”, is hereby amended and modified by deleting subsection (e) in its entirety and inserting the following in lieu thereof:
“(e)    Borrowers shall pay all reasonable fees incurred by Co-Collateral Agents in connection with (i) Inventory and, to the extent included in the Borrowing Base, Real Estate and Aircraft appraisals (which will be FIRREA compliant with respect to Real Estate) on an annual basis (including one full appraisal and one “desk-top” appraisal, each on an annual basis) at the discretion of Agent and Co-Collateral Agents; provided, that notwithstanding the foregoing, Co-Collateral Agents may perform physical appraisals and collateral audits at any time during any Fiscal Year at its own expense; provided, further, that upon the occurrence and during the continuance of a Default or Event of Default or if Excess Availability is less than $50,000,000, Co-Collateral Agents may perform physical appraisals and collateral audits at any time and at Borrower’s reasonable expense without regard to the limits set forth above and (ii) two (2) field examinations per Fiscal Year; provided, if not more than $25,000,000 of Revolving Credit Advances have been outstanding at any time during the twelve (12) month period immediately prior to such date of determination, then field examinations shall be limited to one (1) field examination per Fiscal Year; and”
(b)    Section 7.8 of the Credit Agreement, “Sale of Stock and Assets”, is hereby amended and modified by (i) deleting the “and” at the end of subsection (u), (ii) deleting the “.” at the end of subsection (v) and inserting “; and” in lieu thereof and (iii) inserting the following new subsection (w) at the end of such Section:
“(w)    Dispositions of designated assets listed on Schedule 7.8(w); provided that the Borrowers shall deliver to Agent prior to such Disposition a Borrowing Base Certificate giving Pro Forma Effect to such Disposition evidencing whether such Disposition results in an Overadvance; provided, if an Overadvance occurs after giving effect to such Disposition, the Borrowers shall immediately repay such Overadvance in accordance with Section 2.3(b)(i).”

(c)    Section 7.12 of the Credit Agreement, “Sale-Leaseback Transactions”, is hereby amended and modified by deleting subsection (b) in its entirety and inserting the following in lieu thereof:
“(b)    Sale-Leaseback Transactions for fair value (as determined at the time of the consummation thereof in good faith by the applicable Credit Party or Restricted Subsidiary) with respect to (i) the “Grace Lake” facility located at One Village Center Drive, Van Buren Township, MI 48111 or (ii) other property not to exceed $50,000,000 in the aggregate, in each case, so long as (A) eighty percent (80%) of the consideration received by such Credit Party or Restricted Subsidiary from such Sale-Leaseback Transaction is in the form of cash and (B) the Net Cash Proceeds from any such Sale-Leaseback Transaction are applied to repay the Obligations in accordance with Section 2.3(b),”
(d)    the Credit Agreement is hereby amended and modified by inserting Schedule (7.8(w)), as attached hereto as Exhibit A, as a new schedule to the Credit Agreement.
Section 2.        Representations and Warranties. Each Credit Party represents and warrants as follows:
(a)    The execution, delivery and performance by each Credit Party of this Amendment are within such Person’s powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership action, and do not (i) require any consent or approval of any of the holders of the Stock of any Credit Party except for such consents and approvals which have been obtained and remain in full force and effect; (ii) contravene the charter, bylaws or partnership or operating agreement, as applicable, of any Credit Party; (iii) violate any material applicable law or regulation or any order or decree of any court or Governmental Authority; (iv) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, material lease, loan agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; or (v) result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents;
(b)    No authorization or approval of any Governmental Authority or other Person is required for the due execution, delivery or performance by any Credit Party of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party, except authorizations or approvals that have been obtained and notices or filings that have been made;
(c)    This Amendment and each other document required hereunder to be delivered by any Credit Party has been duly executed and delivered by each such Person party thereto, and constitutes the legal, valid and binding obligation of each such Person, enforceable against such Person in accordance with the respective terms of such document, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether enforcement is being sought in equity or at law);
(d)    The representations and warranties contained in Section 4 of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects (with respect to any representation or warranty that is not otherwise qualified as to materiality) on and as of the date hereof as though made on and as of such date; provided, however, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date; and
(e)    Immediately after giving effect hereto, no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
Section 3.        Conditions Precedent to Effectiveness of this Amendment. This Amendment shall be effective as of the date first set forth above (the “Fourth Amendment Effective Date”) when Agent shall have received, in form and substance satisfactory to it, each of the following:
(a)    this Amendment, duly executed by the Borrowers, the other Credit Parties identified on the signature pages hereto, Agent, the Co-Collateral Agents and the Requisite Lenders;

(b)    reimbursement and payment of all of Agent’s costs and expenses incurred in connection with this Amendment in accordance with Section 12.3 of the Credit Agreement to the extent invoiced as of such date; and
(c)    the delivery of such other documents, instruments, and information as Agent may reasonably request.
Section 4.    Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment as set forth in Section 3 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement.
Section 5.        Costs, Expenses and Taxes. Subject to Section 12.3 of the Credit Agreement, the Borrowers agree, jointly and severally, to pay on demand all reasonable, out-of-pocket costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for Agent with respect thereto).
Section 6.        No Other Amendments. Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, Co-Collateral Agent or the Lenders under the Credit Agreement, or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth herein, the text of all other Loan Documents shall remain unchanged and in full force and effect and the Credit Parties hereby ratify and confirm their respective obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with Agent at variance with the Credit Agreement such as to require further notice by Agent to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. The Credit Parties acknowledge and expressly agree that the Agent, Co-Collateral Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (in each case as amended hereby).
Section 7.        Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 8.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 9.    Final Agreement. This Amendment represents the final agreement between the Borrowers, the other Credit Parties, Agent, Co-Collateral Agents and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous oral agreements of the parties. The Amendment shall constitute a Loan Document for all purposes.
Section 10.    Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CREDIT PARTIES:

VISTEON CORPORATION
By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Vice-President & Treasurer
VC AVIATION SERVICES, LLC
By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Treasurer
VISTEON ELECTRONICS CORPORATION

By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Treasurer
VISTEON GLOBAL TECHNOLOGIES, INC.

By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Treasurer
VISTEON GLOBAL TREASURY, INC.

By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Vice-President

VISTEON SYSTEMS, LLC

By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Treasurer
VISTEON INTERNATIONAL BUSINESS DEVELOPMENT, INC.

By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Treasurer
VISTEON INTERNATIONAL HOLDINGS, INC.
By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Treasurer
VISTEON EUROPEAN HOLDINGS, INC.
By:__/s/ Robert R. Krakowiak___
Name: Robert R. Krakowiak
Title: Treasurer

AGENTS AND LENDERS:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent and Co-Collateral Agent
By: _/s/ Stephen B. King______
Name: Stephen B. King
Title: Vice President
MORGAN STANLEY BANK, N.A., as a Lender and L/C Issuer
By: __/s/ Chris Whelan__________
Name: Chris Whelan
Title: Authorized Signatory

BANK OF AMERICA, N.A., as Co-Collateral Agent and a Lender
By: __/s/ John D. Whetstone_____
Name: John D. Whetstone
Title: Vice President

BARCLAYS Bank PLC, as a Lender
By: ___/s/ Gregory Fishbein_____
Name: Gregory Fishbein
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA, as a Lender
By: ____/s/ Kim Snyder__________
Name: Kim Snyder
Title: Director

RB International Finance (USA) LLC
F/K/A RZB FINANCE LLC, as a Lender
By: __ /s/ Peter Armieri_________________
Name: Peter Armieri
Title: Vice President

By: /s/ Astrid Noebauer
Name: Astrid Noebauer
Title: Group Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By: __/s/ Shuji Yabe_________
Name: Shuji Yabe
Title: Managing Director

COMERICA BANK, as a Lender
By: __/s/ Thomas VanderMeulen
Name: Thomas VanderMeulen
Title: Vice President

CITIBANK, N.A., as a Lender
By: ___/s/ Brendan Mackay_________________
Name: Brendan Mackay
Title:

EXHIBIT A

Schedule (7.8(w))

Disposition of stock and assets related to the lighting product group, which are located primarily in the United States, China, Czech Republic, India, and Mexico.